EXHIBIT 10.1

                  ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT (this "Agreement") is made as of the 30th day of September 1997 (the "Effective Date") by and among Technology Service Group, Inc., a Delaware corporation (hereinafter referred to as "TSG"); World Access, Inc. a Delaware corporation (hereinafter referred to as "Assignee"); and McDonald Windward Partners II, L.L.C., a Georgia Limited Partnership (hereinafter referred to as "Landlord").

1. Consideration. The parties are entering into this Agreement for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

2. Background. Effective November 12, 1996, TSG and Landlord entered into that certain lease relating to the premises at 1075 Windward Ridge Parkway (the "Premises") (known as Building 200 at Windward Ridge) (the "Lease"). By reason of certain events, TSG no longer has a need for the Premises and wishes to assign the Lease to Assignee, and Assignee wishes to assume all of TSG's obligations under the Lease. Having satisfied itself that the credit-worthiness of Assignee is at least as good as that of TSG, Landlord is willing to consent to the assignment of the Lease.

3.   Assignment.

     (a) TSG hereby sells, assigns and transfers to Assignee all of TSG's right, title and interest in and to the Lease.

     (b) TSG represents and warrants that a true, correct and complete copy of the Lease is attached hereto as Exhibit A.

     (c) TSG certifies that it has removed all hazardous materials from the Premises by the effective date of this Agreement.

     (d) TSG makes no other or further representations or warranties of any kind or nature with respect to the Lease or the Premises.

4.   Assumption.

     (a) Assignee hereby assumes the obligations of TSG under the Lease and accepts the Lease and the Premises as is, where is and with all faults. Assignee agrees to tender to Landlord the security deposit in the amount of $17,803.33 as required by the Lease upon signing of this Agreement.

     (b) Assignee agrees to defend, indemnify and hold TSG harmless from and against any loss, cost, damage or expense (including reasonable attorney's fees and expenses) that TSG may suffer arising from and after the date hereof out of the Lease and/or Assignee's occupancy of the Premises.

5.   Consent.

     (a) Landlord hereby consents to the assignment to Assignee by TSG of all of TSG's interests and obligations under the Lease and to the assumption thereof by Assignee.

     (b) Section 14.A. of the Lease to the contrary notwithstanding, effective with this assignment of the Lease, Landlord agrees that TSG shall have no further interest in the Lease or the Premises and shall have no further obligation under the Lease of any kind or nature to Landlord or to any person or entity claiming by, through or under Landlord, other than indemnity obligations to Landlord under the Lease relating to claims that accrued prior to the date of this Agreement.

     (c) Landlord represents and warrants to Assignees that (i) Exhibit A is a true, correct and complete copy of the Lease; (ii) the Lease is in full force and effect as of the date hereof; (iii) no events of default by Tenant under the Lease have occurred, and no events have occurred that with the giving of notice or the lapse of time, or both, would constitute an event of default under the Lease; and (iv) that Landlord holds $17,803.33 as a security deposit from the Tenant under the Lease. Landlord agrees to tender to TSG its security deposit in the amount of $17,803.33 upon signing of this Agreement.

     (d) All base rent, additional rent and all other amounts payable to Landlord by "Tenant" under the Lease have been paid through and including September 30, 1997, with the exception of amounts that will be due to or receivable from Landlord as a result of the year-end reconciliation of common area maintenance expenses and taxes which shall be allocated between TSG and Assignee according to the number of days the Lease was held by each of them during the year in question.

6.   Clarification; Miscellaneous.

     (a) With reference to Paragraph 32 of the Lease, and in clarification of said Paragraph, Landlord, TSG, and Assignee agree that the Base Rent under the Lease at Renewal shall increase by 15% and not 115% as stated. Therefore, the Base Rent at Renewal shall be 115% of the Base Rent in effect at the expiration of the initial term of the Lease.

     (b) The effective commencement date of the Lease Agreement is April 1, 1997.

     (c) This Agreement together with Exhibit A contains the entire understanding of the parties on the subject matter hereof; shall not be amended except by written agreement of the parties signed by all of them; shall be binding upon and inure to the benefit of the parties and their successors and assigns; and may be executed in one or more counterparts each of which shall be deemed an original hereof, but all of which shall constitute but one and the same agreement.

     (d) Each provision of this Agreement shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggestion construction against the party drafting or causing the drafting of such provision.

     (e) No representation, affirmation of fact, course of prior dealings, promise or condition in connection herewith or usage of the trade not expressly incorporated herein shall be binding on the parties.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

Technology Service Group, Inc.          World Access, Inc.


By: /s/ Vincent C. Bisceglia            By: /s/ Stephen A. Odom
   -----------------------------------     -----------------------------------
    Vincent C. Bisceglia                    Steven A. Odom
    President                               Chairman and Chief Executive Officer
    Technology Service Group, Inc.          World Access, Inc.

Attest: /s/ William H. Thompson         Attest:_______________________________
       -------------------------------               Secretary
         Secretary

          [corporate seal]                          [corporate seal]

McDonald Windward Partners II, L.L.C.

By: /s/ John R. McDonald                Attest:_______________________________
   -----------------------------------               Secretary
    Name:  John R. McDonald
    Title:  Managing Member

                                                    [corporate seal]